QuickLinks -- Click here to rapidly navigate through this document

Exhibit No. 99.1

Barnwell Industries, Inc.

Certification of Chief Executive Officer and
Chief Financial Officer Pursuant to
18 U.S.C. Section 1350,
as Adopted by
Section 906 of the Sarbanes-Oxley Act of 2002

        Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United Stated Code) each of the undersigned officers of Barnwell Industries, Inc. (the "Company"), does hereby certify, to such officer's knowledge that:

        The Quarterly Report on Form 10-QSB for the quarter ended March 31, 2003 of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Form 10-QSB fairly presents, in all material respects, the consolidated financial condition as of March 31, 2003 and consolidated results of operations for the quarter ended March 31, 2003 of the Company and its subsidiaries.

Dated: May 13, 2003	/s/ MORTON H. KINZLER Name: Morton H. Kinzler Title: Chief Executive Officer

Dated: May 13, 2003	/s/ RUSSELL M. GIFFORD Name: Russell M. Gifford Title: Chief Financial Officer

        Note: A signed original of the written statement required by Section 906 has been provided to Barnwell Industries, Inc. and will be retained by Barnwell Industries, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

QuickLinks

Barnwell Industries, Inc. Certification of Chief Executive Officer and Chief Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted by Section 906 of the Sarbanes-Oxley Act of 2002